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                                                                    EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Pilots Stock Option Plan of Northwest Airlines Corporation of our report dated January 25, 1998, with respect to the consolidated financial statements and schedule of Northwest Airlines Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Minneapolis, Minnesota
October 23, 1998